SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

July 27, 2009

NEAH POWER SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-49962	88-0418806
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

22118 20th Ave. SE, Suite 142
Bothell, Washington 98021

(Address of principal executive offices) (Zip Code)

(425) 424-3324

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

On July 27, 2009, the registrant, Neah Power Systems, Inc. (“Neah Power”), entered into a first amended and restated agreement and plan of merger (the “Amended Merger Agreement”) with SolCool One, LLC (“SolCool”), Neah Power Acquisition Corp., a wholly-owned subsidiary of Neah Power (“Merger Sub”), and Mark Walsh, Manager and founder of SolCool, pursuant to which the Merger Sub will be merged into SolCool (the “Merger”).

Under the terms of the Amended Merger Agreement, Neah Power will (i) issue $500,000 of common stock, or  4,166,166 shares of common stock, at a price of $.12 per share, such shares of common stock to vest as follows: 50% upon execution and the remaining 50% 24 months from date of the Amended Merger Agreement, such vesting contingent upon Mark Walsh remaining an employee of Neah Power and using his best efforts to achieve SolCool’s business plan, and (ii) pay $100,000 to fund SolCool’s operations and shipments within 14 days of the Closing Date as that term is defined in the Amended Merger Agreement.  The shares of common stock will be held in escrow to ensure payment of SolCool’s indemnification obligations under the Amended Merger Agreement. The closing of the merger is subject to other customary closing conditions including the filing of the articles of merger with the applicable states.

The terms of the Amended Merger Agreement described above are only a summary of the  Amended Merger Agreement terms and are qualified in their entirety by reference to the Amended Merger Agreement which is attached hereto as Exhibit 10.1 and incorporated by reference into this Current Report on Form 8-K.

Item 3.02  Unregistered Sales of Equity Securities.

The shares of Neah Power common stock will be issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, on the basis that there are only five shareholders of SolCool who will receive Neah Power’s common stock and, accordingly, that the sale to such a limited number of individuals does not constitute a public offering of Neah Power’s common stock.

Item 8.01 Other Matters.

Neah Power issued a press release on July 28, 2009 concerning the 200:1 reverse split becoming effective today. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

10.1	First Amended and Restated Agreement and Plan of Merger dated July 27, 2009 among Neah Power Systems, Inc., Neah Power Acquisition Corp., SolCool One, LLC and Mark Walsh

99.1	Press Release dated July 28, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 28, 2009	Neah Power Systems, Inc.

	By:	/s/Gerard C. D’Couto
Chief Executive Officer